Exhibit 10.1
AGREEMENT
This Agreement (the “Agreement”) is dated December 4, 2008 and is made by and between Oxis International, Inc. (the “Company”) and Bristol Investment Fund, Ltd. (“Bristol”).
WHEREAS, Bristol acquired secured convertible debentures (the “Debentures”) from the Company on October 25, 2006 and the Company presently owes $1,694,250 in principal under the Debentures to Bristol;
WHEREAS, Bristol desires to convert $19,920.32 of the Debentures (the “Conversion Amount”) into 25,000 shares of Series E Convertible Preferred Stock (the “Preferred Shares”), which shall have the rights and preferences as set forth in the Certificate of Designation, which is attached hereto as Exhibit A.
WHEREAS, the Company, in the interest of removing debt from its balance sheet, desires to convert the Conversion Amount into the Preferred Shares; and
NOW, THEREFORE, in consideration of the mutual conditions and covenants contained in this Agreement, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is hereby stipulated, consented to and agreed by and between the Company and Bristol as follows:
1. The Conversion Amount is hereby converted into the Preferred Shares and the Company is obligated to deliver the Preferred Shares to Bristol.
2. Each party shall be responsible for their own attorneys’ fees and costs.
3. Each party acknowledges and represents that: (a) they have read the Agreement; (b) they clearly understand the Agreement and each of its terms; (c) they fully and unconditionally consent to the terms of this Agreement; (d) they have had the benefit and advice of counsel of their own selection; (e) they have executed this Agreement, freely, with knowledge, and without influence or duress; (f) they have not relied upon any other representations, either written or oral, express or implied, made to them by any person; and (g) the consideration received by them has been actual and adequate.
4. This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties and supersedes and replaces all prior negotiations, proposed agreement and agreements, written or oral.  Each of the parties hereto acknowledges that neither any of the parties hereto, nor agents or counsel of any other party whomsoever, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject hereto, to induce it to execute this Agreement and acknowledges and warrants that it is not executing this Agreement in reliance on any promise, representation or warranty not contained herein.
5. This Agreement may not be modified or amended in any manner except by an instrument in writing specifically stating that it is a supplement, modification or amendment to the Agreement and signed by each of the parties hereto.
6. Should any provision of this Agreement be declared or be determined by any court or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be part of this Agreement.
7. The Parties agree that this Agreement is governed by the Laws of the State of California and that any and all disputes that may arise from the provisions of this Agreement shall be tried in the courts located in the State of California, County of Los Angeles.  The Parties agree to waive their right to trial by jury for any dispute arising out of this Agreement.

8. This Agreement may be executed in facsimile counterparts, each of which, when all parties have executed at least one such counterpart, shall be deemed an original, with the same force and effect as if all signatures were appended to one instrument, but all of which together shall constitute one and the same Agreement.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.
Oxis International, Inc.

By: /s/ Maurice Spitz
Name:                       Maurice Spitz
Title:                      CEO, President

Bristol Investment Fund, Ltd.

By:/s/Paul Kessler
Name: Paul Kessler
Title:  Manager